                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

 The following is a listing of the significant subsidiaries of Acacia Research
                                  Corporation:


                                                                 Jurisdiction of
                                                                  Incorporation
                                                                  -------------

CombiMatrix Corporation                                             Delaware

Soundview Technologies Incorporated                                 Delaware

Acacia Media Technologies Corporation                               Delaware

Advanced Material Sciences, Inc.                                    Delaware